Exhibit 10.4

WAIVER LETTER

June 20, 2008

Mark J. Gallenberger

LTX Corporation

825 University Avenue

Norwood, Massachusetts 02062

Dear Mark:

Reference is made to (i) the Change-of-Control Employment Agreement dated October 2, 2000 between you and the Company (your “Employment Agreement”) and (ii) the Agreement and Plan of Merger, of even date herewith (the “Merger Agreement”), by and among LTX Corporation, a Massachusetts corporation (“LTX”), Zoo Merger Corporation (“Merger Sub”), a Delaware corporation and a direct wholly-owned subsidiary of LTX, and Credence Systems Corporation, a Delaware corporation (“Credence”). Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in your Employment Agreement.

By signing in the space provided below, you confirm that, in connection with the execution and delivery of the Merger Agreement, you hereby acknowledge and agree that neither the execution and delivery of the Merger Agreement nor the consummation of the transactions contemplated thereby (including, without limitation, the merger of Merger Sub with and into Credence) shall constitute a Change of Control under Section 2 of your Employment Agreement.

Except as expressly modified by the terms of this Waiver Letter, your Employment Agreement shall remain in full force and effect in accordance with its original terms.

Very truly yours,

LTX CORPORATION

By:	/s/ David G. Tacelli
Name:	David G. Tacelli
Title:	CEO and President

ACKNOWLEDGED AND AGREED:

/s/ Mark J. Gallenberger
Name:	Mark J. Gallenberger
Date:	June 20, 2008